SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PENNZENERGY CO

          GABELLI FOUNDATION
                                 8/18/99           15,000-             *DO
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                 8/18/99            2,000-             *DO
                                 7/01/99            3,000-           21.5500
          GEMINI CAPITAL MANAGEMENT LIMITED
                                 8/18/99           75,000-             *DO
          GAMCO INVESTORS, INC.
                                 8/18/99        1,335,675-             *DO
                                 8/18/99           13,000-             *DO
                                 8/17/99           20,000-           18.3750
                                 8/17/99           45,000-           18.1083
                                 8/17/99           30,000-           17.8990
                                 8/16/99            4,000-           18.1250
                                 8/13/99           10,000-           18.3750
                                 8/13/99           17,500-           18.5014
                                 8/12/99            1,500-           18.0000
                                 8/11/99            2,000-           17.6250
                                 8/09/99            8,000-           17.1250
                                 8/05/99            2,000-           16.8125
                                 8/05/99           19,100-           16.8162
                                 7/29/99            1,000-           16.0000
                                 7/27/99            3,000-           14.8125
                                 7/16/99            1,000-           16.8125
                                 7/16/99            2,000-           16.8438
                                 7/15/99              500-           17.1875
                                 7/13/99            1,500-           16.6250
                                 7/09/99            1,000-           16.1250
                                 7/08/99            9,000-           16.0625
                                 7/02/99           18,000-           16.0955
                                 7/02/99           30,000-           16.1458
                                 6/29/99            6,000            15.6250
                                 6/29/99            3,000-           15.6250
                                 6/29/99            6,000-           15.6250
                                 6/28/99            5,000-           15.4375
                                 6/24/99            5,000-           15.8125
                                 6/24/99           10,000-           15.6875
                                 6/23/99            5,000-           15.8125
                                 6/22/99           10,000-           15.5938
                                 6/18/99            2,000-           16.0625
          GABELLI ASSOCIATES LTD
                                 6/30/99            2,000-           15.8125
                                 6/29/99            1,000-           15.3750






                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PENNZENERGY CO

          GABELLI ASSOCIATES LTD
                                 6/28/99              800-           15.5625
          GABELLI ASSOCIATES FUND
                                 8/18/99           43,000-             *DO
          GABELLI GROUP CAPITAL PARTNERS, INC.
                                  8/18/99           15,000-             *DO
                                  6/29/99            1,000-           15.6250

          GABELLI PROFIT SHARING PLAN
                                 8/18/99            8,000-             *DO
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 8/18/99          610,000-             *DO
                                 8/12/99            5,000-           17.8244
                                 8/11/99            5,000-           17.0294
                                 6/22/99           11,000-           15.6131
               THE GABELLI EQUITY TRUST,INC.
                                 8/18/99          245,000-             *DO
                                 7/01/99            5,000-           16.1070
               THE GABELLI EQUITY INCOME FUND
                                 8/17/99           25,000-             *DO
               THE GABELLI ASSET FUND
                                 8/18/99          390,000-             *DO
                                 8/17/99            5,000-           17.8994
                                 6/28/99            5,000-           15.5245
               THE GABELLI CAPITAL ASSET FUND
                                 8/18/99           65,000-             *DO
               THE GABELLI ABC FUND
                                 8/18/99           35,000-             *DO
                                 7/02/99            5,000-           16.1995
          ALCE PARTNERS LP
                                 8/18/99            2,500-             *DO
                                 7/19/99            1,500-           16.4375








             (1) THE TRANSACTIONS ON 8/18/99 WERE IN CONNECTION WITH THE
              MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT
              TO SCHEDULE 13D.  ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.